As filed with the Securities and Exchange Commission on April 20, 2007

Registration No. 333-127451

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0493581
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of Principal Executive Offices, including Zip Code)

2004 STOCK PLAN

(Full title of the plan)

Eric E. Schmidt

Chief Executive Officer

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Larry W. Sonsini David J. Segre Jon C. Avina Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300		David C. Drummond David Sobota Donald Harrison Google Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000

EXPLANATORY NOTE

On August 11, 2005, Google Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-127451) (the “Registration Statement”), which registered shares of the Registrant’s Class A common stock, par value $0.001, reserved for issuance under the 2004 Stock Plan. The Registration Statement registered 7,000,000 shares of Class A common stock with respect to the 2004 Stock Plan.

In connection with the Registrant’s Transferable Stock Option (“TSO”) program, all of the 7,000,000 shares of Class A common stock that were originally registered under the Registration Statement will be offered and sold pursuant to a Registration Statement on Form S-3 (the “TSO S-3”). Therefore, the Registrant is filing this post-effective amendment to deregister all of the 7,000,000 shares of its Class A common stock that were registered under the Registration Statement.

The TSO S-3 registers:

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the offer and sale by the Registrant of Class A common stock upon exercise, other than by participating financial institutions, of (1) options currently outstanding and (2) options to be granted under the Registrant’s 2004 Stock Plan to eligible employees, consultants, and directors the Registrant or of any parent or subsidiary of the Registrant;

•

the grant by the Registrant of nonstatutory stock options to eligible employees, consultants, and directors of the Registrant or of any parent or subsidiary of the Registrant under the Registrant’s 2004 Stock Plan;

•

the offer and sale by the Registrant of Class A common stock in connection with the grant or exercise of incentive stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock-based awards to eligible employees, consultants, and directors of the Registrant or of any parent or subsidiary of the Registrant under the Registrant’s 2004 Stock Plan; and

•	the offer and sale by participating financial institutions in connection with short sales of the Registrant’s Class A common stock to hedge options they purchase under the Registrant’s TSO program.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on April 20, 2007.

GOOGLE INC.

By:	/s/ George Reyes
George Reyes
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Executive Committee and Chief Executive Officer (Principal Executive Officer)	April 20 , 2007
Eric Schmidt

/s/ George Reyes	Chief Financial Officer (Principal Financial and Accounting Officer)	April 20, 2007
George Reyes

*	President of Technology, Assistant Secretary and Directorr	April 20, 2007
Sergey Brin

*	President of Products, Assistant Secretary and Director	April 20, 2007
Larry Page

Director
L. John Doerr

Director
Michael Moritz

*	Director	April 20, 2007
K. Ram Shriram

*	Director	April 20, 2007
John L. Hennessy

*	Director	April 20, 2007
Arthur D. Levinson

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*	Director	April 20, 2007
Paul S. Otellini

Director
Shirley Tilghman

Director
Ann Mather

* By:	/s/ George Reyes
George Reyes
Attorney-in-Fact

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